                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant    [  ]

Filed by a Party other than the Registrant   [X]

Check the appropriate box:

[ X ]   Preliminary Proxy Statement     [   ]    Confidential, for use of the
                                                 Commission Only (as Permitted
[   ]    Definitive Proxy Statement              by Rule 14-a-6(e)(2))

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to (S) 240.14a-11(c) or
         (S) 240.14a-12

                             Hollywood Trenz, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                Shareholders Committee of Hollywood Trenz, Inc.
                ----------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

[ X ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        (i)     Title of each class of securities to which transaction applies:

        (ii)    Aggregate number of securities to which transaction applies:

        (iii) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (iv)   Proposed maximum aggregate value of transaction:

        (v)    Total fee paid:

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.


(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

Notes:

                          THE SHAREHOLDERS COMMITTEE

                           OF HOLLYWOOD TRENZ, INC.

                         c/o Victor L. Zimmermann, Jr.
                        O'Rourke O'Hanlan & Zimmermann
                                27 Pine Street
                             New Canaan, CT  06840
                                (203) 966-6664



                     SOLICITATION OF PROXIES IN OPPOSITION

                                 TO MANAGEMENT



          Consent Solicitation and/or Annual Meeting of Shareholders

                                 July 1, 1996



                             Hollywood Trenz, Inc.
                          3471 North Federal Highway
                        Ft. Lauderdale, Florida  33306



               Copies of this proxy statement and form or proxy
                are being mailed on or about ____________, 1996
               to shareholders of record as of ___________, 1996

  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

Dear Fellow Hollywood Trenz Shareholders:

        The Shareholders Committee of Hollywood Trenz, Inc. (the "Committee") believes that the time has come to seek new shareholder representation on the Board of Directors of Hollywood Trenz, Inc. (the "Company"). Through these changes, the Committee believes that the Company's Board of Directors and management will be more able to accomplish the corporate purpose of the Company, including the completion of the Company's entertainment center in Phoenix, Arizona, and expansion and development of other theme parks, both domestically and abroad, and resultant maximization of the value of the Company's shares. To accomplish this goal, the Committee needs your support and your proxy. The proxy will be used to execute a consent to action by shareholders without a meeting whereby new directors will be elected. The proxy may also be used to elect directors at an annual meeting of shareholders of the Company to be held as soon as the Committee is able to require the Company to hold an annual meeting of shareholders.

        Unless otherwise indicated, the person named in the accompanying BLUE proxy will execute a consent to action without a meeting and/or will vote properly executed and duly returned proxies FOR the following purposes:

        1. FOR the removal of any bylaw amendments adopted by the Board of Directors of the Company on or after March 31, 1996, which restrict the rights of shareholders to nominate and/or elect persons for election to the Board of Directors of the Company, and to raise matters for consideration of the shareholders at the Company's annual shareholders' meeting.

        2.     FOR the removal of the following directors of the Company:

               Edward R. Showalter
               Robert E. Burton, Jr.
               Gregory D. Smith

        3.     FOR the election of the Committee's nominees for Director.

        Should other proposals be brought before the next scheduled annual meeting of shareholders, the person named in the BLUE Proxy shall have discretionary authority to vote in accordance with what they consider to be the best interests of the Company's shareholders.

        If, after reading the Proxy Statement and the accompanying letter, you want to join us in seeking achievement of the corporate purposes of the Company:

        MARK the enclosed BLUE Proxy to indicate your vote.

        SIGN the enclosed BLUE Proxy

        DATE the enclosed BLUE Proxy

        RETURN the enclosed BLUE Proxy in the postage prepaid envelope.

        YOUR VOTE IS IMPORTANT TO US NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE MARK THE BLUE PROXY, SIGN, DATE, AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. BLUE PROXIES WHICH ARE SIGNED, BUT UNMARKED, WILL BE COUNTED AS VOTES IN FAVOR OF THE ACTIONS DESCRIBED ABOVE.

        YOU may be receiving a WHITE PROXY from the Company opposing the efforts of the Committee. WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD YOU MAY RECEIVE FROM THE COMPANY.

        Any proxy may be revoked at any time before the proxy is exercised by either a later dated proxy, written notice of revocation to the Secretary of the Company at its principal office, or a vote in person at the Meeting. THE ONLY PROXY THAT COUNTS IS THE LATEST, DATED ONE. IF YOUR SHARES OF THE COMPANY'S STOCK ARE HELD IN THE NAME OF YOUR BROKER, BANK, OR THEIR NOMINEE, YOU WILL NEED TO CONTACT YOUR BROKER OR BANK TO GIVE INSTRUCTIONS AS TO THE VOTING OF YOUR STOCK.

        As more fully described elsewhere in the Proxy Statement, the Committee and its nominees are not members of the Company's current management.

        If you have any questions or require any assistance in completing your BLUE Proxy, please call Michael Noveilli at (212) 983-1060.


                    WHY THE COMMITTEE IS SOLICITING PROXIES

        Michael Noveilli, Eric Landis, Scott MacCaugheran, and Kenneth Callison, who as of June 30, 1996, owned, of record or beneficially, in the aggregate 1,622,975 shares or approximately 5.2% of the outstanding shares of the Company, decided to form the Committee and make this proxy solicitation after they came to believe, as described below, that current management's policies were not directed towards achieving the corporate purpose of the Company and allowing shareholders to exercise their legitimate rights as shareholders. Mr. Noveilli, Mr. Landis and Mr. MacCaugheran are all members of the securities industry, and have purchased shares of the common stock of the Company for themselves and for their customers, after being convinced by the Company's President, Edward R. Showalter ("Showalter"), of his vision for the Company and the concrete steps which were allegedly being taken to realize the corporate purpose. Mr. Callison is a shareholder who has made a substantial investment in the Company.


        The Committee, which consists of the foregoing persons, has recently become increasingly dissatisfied with the Board of Directors and management of the Company. The Committee's primary concerns regarding the Company are:

        .       Waste of corporate assets.
        .       Inability to fulfill the corporate purpose of the Company.
        .       Dilution of shareholder value
        .       Inadequate strategic planning.
        .       Failure to hold an annual shareholders' meeting the entire period the Company has been a public company.

        Showalter for all intents and purposes, is Hollywood Trenz. The shareholders exist in name and on paper only, since there has been no annual or other meeting of shareholders in the Company's existence. There is currently no oversight available to control Showalter and prevent continued dilution of shareholder value, waste of corporate assets, and the continued inability to fulfill the corporate purposes of the Company. To date, the shareholders have stood by and watched without ability to vote or be heard, as Showalter has issued 29,680,000 shares of the Company's common stock over the last two and one-half years, all for purported services rendered and most, if not all, without bringing needed capital to the Company. These issuances have substantially diluted shareholder value without any resulting benefit to the Company. As recently as October 31, 1994, there were 1,486,495 shares outstanding as opposed to approximately 30,555,544 which it is believed the Company maintains are outstanding as of this date. As a result of Showalter's mismanagement, the price of the Company's common stock has deteriorated from a value of approximately $4.00 per share on March 31, 1995 (after a one-for-ten reverse stock split in 1994) to the current level of approximately $.10.

        Currently, creditors, contractors, vendors, and former employees are in litigation with the Company. Construction has stopped on the Company's entertainment center in Phoenix, Arizona, and the Company has never begun meaningful construction on its site in Denver, Colorado.

        The Committee believes that Showalter has continued to mislead investors as to what is really going on at the Company. The Committee believes that Showalter has in fact personally benefited by the issuance of stock to others, allegedly for bona fide services and has been able to finance an extravagant lifestyle as a result.

        The Committee has learned that Showalter has had a prior background of business mismanagement and criminal conduct. As a result of his ownership of a garment company, America's Favorite Clothing, in the mid-1980s, Showalter ceased business without paying his creditors and was sued for over $200,000.00 and faced criminal charges for his conduct. Showalter plead no contest to grand theft and was placed on a fifteen year probationary term in order to make restitution. Showalter also declared personal bankruptcy in 1990. None of these events were ever disclosed to shareholders, events which the Committee considers clearly material to the shareholders' decision to vote with respect to the election of directors and to a shareholders' decision to buy, sell, or continue to hold one's shares.

        In the Committee's opinion, new management is needed immediately if the Company is going to survive. As a result of what the Committee has learned, the Committee has decided to take action and a legal action was recently filed against Showalter and the other members of the Board in the Court of Chancery of the State of Delaware, on behalf of one of the Committee's members. This action seeks to enjoin the continued fraud, mismanagement, and improper dilution of stock ownership by the current directors of the Company. The Complaint in this action is annexed hereto as Appendix B.

        The Committee believes that the Company's management and management policy should be subject to independent and objective review and that new directors are required, bringing a fresh and open perspective to the direction of the Company.

        For these reasons, the Committee has resolved to make this solicitation, in an effort to ensure that all shareholders of the Company have the choice of electing new, independent directors to the Board who are committed to the pursuit of corporate purposes and the maximization of shareholder value. If action by the shareholders of the Company results in the election of a new Board of Directors nominated by the Committee, the new directors will initiate an aggressive reorganization and institute a construction plan to complete the Company's first entertainment center in Phoenix, Arizona, which has been beset by problems since construction commenced in July, 1995. In addition, the new Board of Directors will recommend closing the current's non-essential headquarters location in Ft. Lauderdale, Florida, effective immediately, and move into space at the Company's entertainment center in Phoenix. This will result in obvious cost savings to the Company and also result in greater management oversight of the Company's initial center, especially during its embryonic stage. Also upon election, the new Board of Directors will install an interim management committee whose sole responsibility will be to direct the completion of the project in a timely and expeditious fashion. The search for a legitimate, well-seasoned, high-profile CEO with an established industry track record will begin immediately. Through a joint venture agreement with Sunkyong Securities Ltd. of Seoul, Korea, and Hollywood Trenz together, have anticipated opening the first international Hollywood Trenz center in Seoul, Korea, within 12 months. Sunkyong Securities is the brokerage and investment banking division of the Sunkyong Group ("SKG"), the fifth largest conglomerate in Korea. With revenues of over $24 billion, SKG ranks among the top 100 of the Fortune Global
500. One of the Committee's nominees is currently a consultant with the Sunkyong Group, and had previously been employed by the Sunkyong Group for some time. This nominee has acted as the contact in facilitating the current agreement between SKG and the Company.

        The new Board of Directors is well diversified and represents highly ethical and competent individuals in industries well suited to guide Hollywood Trenz through this critical stage. The strategy of combining a strong management team, well defined corporate goals, and an unbridled focus on the exponential growth of earnings per share, will ultimately lead to maximizing shareholder value, and enable all of us to participate in the success of this exciting endeavor. Reference is made to the table under "PRINCIPAL SHAREHOLDERS" below and Appendix "A" attached for further information about the members of the Committee.

        We believe that corporate democracy depends on the voice of the shareholders, as reflected in your vote. We urge you to take an active part in ensuring shareholder democracy at the Company and in choosing the directors of your Company.


                             REMOVAL OF DIRECTORS

        For the reasons set forth above, the Committee believes that the Company's Board of directors has not been acting in a manner which is consistent with the best interests of the Company and its shareholders. Under Delaware corporate law, the Company's shareholders are permitted to remove directors of the Company with or without cause. The Committee believes that the removal of the following persons from the Company's Board of Directors is in the best interest of the Company and its shareholders:

        Edward R. Showalter
        Robert E. Burton, Jr.
        Gregory D. Smith

        The persons named in the BLUE Proxy or their substitutes will execute a consent to action without a meeting on your behalf and with the shares owned by you and/or may vote the shares represented by such proxy at the next annual meeting of shareholders, or at the adjournment of the meeting for the removal of the above-referenced persons from the Company's Board of Directors unless you withheld authority to so vote with respect to one or more Directors by marking the appropriate space in the BLUE Proxy.

                             ELECTION OF DIRECTORS

        According to the Company's bylaws, the term of office of each director expires every one year. The number of directors is currently fixed at three. All directors are supposed to be elected each year.

        The Committee has proposed removal of all of the Company's three current directors. The committee has assembled nominees for directors whom it believes are highly qualified and have the talent, vision and experience necessary to maximize shareholder value while overseeing the Company's business. Any person so appointed will serve until his successor is elected and qualified.

        The persons named in the BLUE Proxy or their substitutes will execute a consent to action without a meeting which action will result in the election of the Committee's nominees listed below (the "Committee's Nominees") as directors unless you withhold authority by marking the appropriate space on the BLUE Proxy. If the consent procedure is not effective the person named in the BLUE Proxy will use the proxy to cast your votes at an annual meeting of shareholders, whenever one can be held.

        Each of the Committee's Nominees has agreed to serve as a director if elected. If any of the Committee's Nominees should become unavailable for election (which contingency is not now expected), the shares represented by the BLUE Proxy will be voted for such substitute nominees(s) as the Committee may name.

        If elected as directors of the Company, each of the Committee's Nominees will devote such portion of his time as he deems appropriate to serve as a director of the Company. If elected, the nominees will suggest that the Board of Directors initially meet monthly with additional Board meetings held as needed.

        Except as set forth in this Proxy Statement, as of the date hereof, none of the committee's members and nominees, nor any of their respective affiliates have or intend to have any arrangement or understanding with any person with respect to any future employment by the Company or with respect to any future transaction to which the Company or any of its affiliates will or may be a party. None of the Committee's nominees have had any business relationships with the Company during its last fiscal year nor are any of the Committee's nominees employed by the Company or any of its subsidiaries or affiliates.

        To the extent practicable, the Committee desires to be able, through the election of its slate, to direct the policies of the Board of Directors of the company with the least possible disruption to the Company's business and employees. There can be no assurance, however, that all key personnel will remain in the employ of the Company even if requested to do so. None of the committee members has any current intention of making a proposal with respect to any merger or similar transaction involving the Company.

                           THE COMMITTEE'S NOMINEES

  The following table sets forth certain information concerning the Committee's
Nominees:

Name                            Age              Principal Business Occupation
----                            ---                 For the Last Five Years
                                                    -----------------------

Joseph B. LaRocco               37              Attorney, Stamford, Connecticut
                                                since 1982. Mr. LaRocco
                                                represents securities firms,
                                                investment funds, investment
                                                banks, and corporate finance
                                                firms.


Alfred Hahnfeldt                50              Founder and Chief Executive
                                                Officer of the NetStar Company,
                                                a company specializing in the
                                                design, development and
                                                installation of interactive
                                                voice response systems which
                                                enable companies to provide
                                                services for customers on the
                                                Internet. Also founder and Chief
                                                Executive Officer of Spinneret
                                                Financial Systems, Ltd., a
                                                financial consulting firm.
                                                Formerly Vice President and
                                                Chief Financial Officer for HO
                                                Penn Machinery Company, Inc. at
                                                $180 million Caterpillar
                                                dealership. B.A. Yale University
                                                1968.


Gregory F. Witchel              36              Mr. Witchel has served as the
                                                President of a corporate finance
                                                and investor relations firm
                                                since 1994. He served as Vice-
                                                President of the firm from 1985
                                                to 1994. Mr. Witchel received a
                                                Bachelor of Arts degree from
                                                Ithaca College and a Masters of
                                                Business Administration from
                                                Baruch College of the City
                                                University of New York.

Ronald D. Olsen                 60              President, Human Resources
                                                International. Formerly Managing
                                                Director of Sunkyong Group of
                                                Korea, a major multinational
                                                conglomerate, from 1987-1996.
                                                Executive with IBM corporation
                                                from 1958-1987.

  Except as indicated in the foregoing table, none of the Committee members own any shares of the Company solely of record but not beneficially. Appendix "A" hereto lists all purchases and sales of securities of the Company made within the past two years by members of the Committee, the Nominees and their associates.

  No member of the Committee or Nominee is or has been within the past year a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guaranties of profit, division of losses or profits or the giving or withholding of proxies except as noted below./1/ None of the members of the Committee or the Nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors during the last ten years).

  Except as indicated in the foregoing table, no associates of members of the committee or associates of Nominees to the Board of Directors holds any common stock of the Company.


                            SOLICITATION OF PROXIES

  The Committee expects to solicit proxies by mail, telephone, telegram and personal interview. The Committee will also request brokers, custodians, and other nominees to forward solicitation materials to the beneficial owners of the voting securities of the Company, and they will be reimbursed for their reasonable out-of-pocket expenses.

  All of the expenses of this solicitation will be borne by the Committee. It is estimated that the total costs incurred to date in connection with this solicitation have been approximately $15,000 and that it is estimated that a total of approximately $100,000 (including legal fees) will be expended in connection therewith. It is the Committee's beliefs that this solicitation will enhance the value of all shareholders' is in the Company. Accordingly, the Committee intends to seek reimbursement from the Company of the costs of this solicitation in the event that it is successful in removing Edward R. Showalter as a director and then only to the extent cash flow permits and such reimbursement does not materially affect the Company's ability to complete construction on its Phoenix site. The Committee will submit the question of such reimbursement to a vote of the shareholders.




-----------------------------
/1/ Michael Noveilli, a member of the Committee, executed a consulting agreement in April, 1996 whereby he agreed to attempt to find sources of capital for the Company. Pursuant to this agreement, Mr. Noveilli was to receive shares of the Company's common stock to be issued immediately, the purpose of which was to compensate him for his efforts to locate sources of capital as well as to recognize his assistance in locating market makers for the Company's stock and negotiating an agreement with Sunkyong Securities Ltd.. The shares were not issued and Mr. Noveilli thereafter decided he could no longer continue to work with Mr. Showalter and decided to assist in forming the Committee. Mr. Noveilli has agreed to waive any claim pursuant to this agreement, which he may have against the Company, in the event the Committee's nominees are elected.

                             [Front of the proxy]

              THIS PROXY IS BEING SOLICITED BY THE SHAREHOLDERS
                      COMMITTEE OF HOLLYWOOD TRENZ, INC.

      To Be Used At Next Annual Meeting of Stockholders and/or to Act by
                       Written Consent Without A Meeting

                                 July 1, 1996

The undersigned hereby revokes all prior proxies given by the undersigned and he hereby appoints Eric T. Landis, Michael Noveilli and Scott MacCaugheren, or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent the undersigned either to act by written consent without a meeting for the purposes set forth below and/or to vote at the next annual meeting of shareholders, and at any adjournment thereof, with all powers which the undersigned would possess if personally present, all of the shares of Hollywood Trenz, Inc., standing in the name of the undersigned, upon such business as may properly come before the meeting as follows:

1. Amend the Company's Bylaws to remove amendments after April 1, 1996, (if any), which impose certain requirements upon shareholders who wish to nominate a person to the Company's Board of Directors or bring any other business before an annual meeting of the shareholders of the Company.

        [   ]     For               [   ]     Against          [   ]     Abstain

2.     Remove the following Directors:

            Edward R. Showalter
            Robert E. Burton, Jr.
            Gregory A. Smith

        [   ] For    [   ] Against    [   ]  For the Removal of All Except

INSTRUCTIONS: To withhold authority to vote for the removal of any director, mark the "For All Except" box and write the name(s) of the director(s) as to whom your vote is to be withheld in the space provided below.


--------------------------------------------------------------------------------
        ------------

3.     Elect the following Directors for a one-year term:

                Ronald D. Olsen
                Gregory F. Witchel
                Joseph B. LaRocco
                Alfred Hahnfeldt

        [   ]   For        [   ]   Against     [   ]     For All Except

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "For All Except" box and write the name(s) of the nominee(s) for whom your vote is to be withheld in the space provided below.

--------------------------------------------------------------------------------
------------

4. In their discretion, the Proxies are authorized to vote upon such other business as may be properly presented to the meeting or any adjournment or adjournments thereof.

                        [This is the back of the proxy]

THIS PROXY IS SOLICITED ON BEHALF OF THE SHAREHOLDERS COMMITTE OF HOLLYWOOD TRENZ, INC. THE COMMITTE RECOMMENDS AFFIRMATIVE VOTES ON PROPOSALS ONE, TWO, AND THREE. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED IN FAVOR OF PROPOSALS ONE, TWO, THREE, AND FOUR.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



----------------------------------
RECORD DATE SHARES



(signature)     X:                              Date:
                  ----------------------------        -------------------

(signature)     X:                              Date:
                  ----------------------------        -------------------



NOTE:   Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 APPENDIX "A"
                                 ------------

               INFORMATION ABOUT THE COMMITTEE AND THE NOMINEES
               ------------------------------------------------

  All securities of the Company set forth in this Appendix are owned beneficially by the persons indicated in the table below, except as described in the table. No funds were borrowed to acquire such shares. No member of the Committee or Nominee is or has been within the past year a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company including, but not limited to joint ventures, loan or option arrangement, puts or calls, guarantees against loss or guaranties of profit, division of losses or profits or the giving or withholding of proxies except the agreement with Michael Noveilli previously set forth above.


                   Names and Business Addresses of Committee
                   -----------------------------------------

Michael Noveilli                                Kenneth Callison
Scharff, Witchel & Company                      Allied Health Association
60 East 42nd Street                             7936 East Arapahoe Court
Suite 763                                       Suite 2300
New York, NY  10165                             Englewood, CO  80112

Scott MacCaughern                              Eric T. Landis
Round Hill Securities                           Merit Capital Associates, Inc.
5263 Heather Lane                               1221 Post Road East
Park City, UT  84060                            Westport, CT  06880

                   Names and Business Addresses of Nominees
                   ----------------------------------------
Gregory F. Witchel                              Ron Olsen
Scharff, Witchel & Company                      c/o Merit Capital Associates,
Inc.
60 East 42nd Street                             1221 Post Road East
Suite 763                                       Westport, CT 06880
New York, NY 10164

Alfred Hahnfeldt                                Joseph B. LaRocco
Spinneret Financial Systems, Ltd.               1055 Washington Boulevard
One Marshall Street                             Stamford, CT  06901
Suite 206
South Norwalk, CT 06854






      Purchases and Sales of Shares of Company Common Stock, No Par Value
      -------------------------------------------------------------------


Committee Member         Date              Buy/Sell       Number of Shares
----------------         ----              --------       ----------------

Eric Landis              7/11/95                 B               45,000
                         7/14/95                 B                5,000
                         7/31/95                 B                  100
                         9/28/95                 B               15,000
                         10/2/95                 B                6,450

                         10/3/95                 B                5,000
                         10/16/95                B               20,000
                         11/15/95                B               20,000
                         12/14/95                B               50,000
                         12/14/95                B               50,000
                         12/20/95                B               50,000
                         2/9/96                  B               20,000
                         2/12/96                 B               20,000
                         2/23/96                 B               50,000
                         2/26/96                 B               50,000
                         3/6/96                  B                9,000
                         3/7/96                  B               14,000
                         3/8/96                  B               30,450
                         3/11/96                 B                3,000
                         3/11/96                 B                5,000
                         3/12/96                 B                4,000
                         3/12/96                 B                3,000
                         3/13/96                 B                5,000
                         3/18/96                 B               10,000
                         3/26/96                 B                7,000
                         3/27/96                 B               33,000
                         3/27/96                 B               30,000
                         3/29/96                 B               97,000
                         4/22/96                 B               57,000
                         4/29/96                 B                3,000
                         5/31/96                 B                7,000


                         7/11/95                 S               20,000
                         2/16/96                 S               55,000
                         3/13/96                 S               45,000
                         3/26/96                 S                7,000
                         3/28/96                 S               30,000
                         5/31/96                 S                7,000
                         6/10/96                 S               60,000



William Landis           8/11/95                 B               20,000
(father)                 11/7/95                 B                5,000
                         11/13/95                B               15,000
                         12/14/95                B               50,000
                         12/20/95                B              100,000
                         1/31/96                 B              135,000
                         3/13/96                 B               45,000
                         3/26/96                 B               70,000
                         3/27/96                 B               30,000
                         3/28/96                 B               10,000
                         3/29/96                 B              100,000
                         4/30/96                 B                5,000
                         4/30/96                 B               20,000
                         5/1/96                  B               85,000
                         5/2/96                  B               30,000
                         5/3/96                  B               20,000

                        5/6/96                  B               14,000
                        5/6/96                  B               30,000
                        5/7/96                  B               20,000
                        5/7/96                  B               30,000
                        5/8/96                  B               10,000
                        5/8/96                  B               10,000
                        5/9/96                  B               15,000


                        6/10/96                 S               19,000

Ronald D. Olsen/2/      7/24/95                 B                6,550
                        2/9/96                  B               25,000


Scott MacCaughern (owner of record or beneficially owned)

  Eileen MacCaughern    4/5/95                  B                1,000
  (mother)              4/6/95                  B                  100
                        4/6/95                  B                2,000
                        8/30/95                 B               17,400

  Barbara Pires         4/25/85                 B                2,000
  (sister)              5/2/95                  B                1,475

  Linda Lee             10/18/96                B                2,450
  (sister-in-law)



Michael Noveilli        4/6/96/3/               B               79,000
(individually)          5/6/96                  S               10,000
                        5/8/96                  S               10,000


   Mr./Mrs. Michael     8/22/95                 B               10,000
     Noveilli, Sr.      1/18/96                 B               10,000
   (father and mother)

Kenneth Callison        9/27/94                 B               30,000
                        9/28/94                 B               20,000
                        11/7/94                 B                5,000
                        12/15/94                B                2,650
                        12/16/94                B                2,350
                        6/11/96                 B               25,000
                        6/12/96                 B               51,000

----------------------------------
/2/ Also a Nominee for director
/3/ Shares journaled from Allied Capital on April 6, 1996.

    Nominees for Director
    ---------------------

     Alfred Hahnfeldt     1/26/95              B             10,000
                          2/17/95              S              7,000
                          2/24/95              S              3,000
                          3/13/95              B              3,500
                          3/30/95              S              3,500

     Joseph B. LaRocco    8/19/95              B             10,000
                           1/5/96              B             15,000
                           2/9/96              B             25,000

                                 APPENDIX "B"
                                 ------------

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

KENNETH CALLISON,                                )
                                                 )
       Plaintiff,                                )
                                                 )
               v.                                )
                                                 )
EDWARD R. SHOWALTER,                             )
ROBERT E. BURTON, JR.,                           )
GREGORY D. SMITH,                                ) C.A. No. 15036
                                                 )
      Defendants,                                )
                                                 )
              and                                )
                                                 )
HOLLYWOOD TRENZ, INC.,                           )
a Delaware corporation,                          )
                                                 )
    Nominal Defendant.                           )


                         FIRST AMENDED INDIVIDUAL AND
                  DERIVATIVE COMPLAINT FOR INJUNCTIVE RELIEF
                  ------------------------------------------

         Plaintiff Kenneth Callison, by his undersigned attorneys, brings this action individually and derivatively on behalf of Hollywood Trenz, Inc., a Delaware corporation ("Hollywood Trenz," "HTZI", or the "Company") to enjoin the continued fraud, mismanagement and improper dilution of stock ownership by the current directors of the Company. Plaintiff alleges as follows:

                                 Introduction
                                 ------------

         1. Edward Showalter ("Showalter"), for all intents and purposes, is Hollywood Trenz. The Board of Directors of Hollywood Trenz exists in name and on paper only. There is no managerial entity available to rein in Showalter's massive, sustained, and debilitating fraud on the public, the corporation or its shareholders. This Court's unequivocal intervention is needed to salvage the dire circumstance this company faces and to stop a fraud upon the investing public.

         2.      Showalter, the Chairman of the Board of Directors and
President of Hollywood Trenz, a sophisticated con artist who has concealed his past and current misdeeds from the investing public. Among the more glaring deficiencies in the management and operation of Hollywood Trenz is the fact that it has never held an annual meeting of shareholders -- a circumstance that plaintiff seeks to remedy through a separate action pursuant to 8 Del. C. (S)
                                                                  ---- --
211 filed on June 6, 1996. But until the stockholders can hold an honest election of directors, plaintiff needs this Court's intervention to stop the unlawful conduct by Showalter -- conduct undertaken with the apparent knowledge and acquiescence of the remaining two directors.

                                  THE PARTIES
                                  -----------

         3. Plaintiff Kenneth Callison is and, since June of 1994, has been a shareholder of Hollywood Trenz, currently holding approximately 24,000 shares.

         4. Defendant Hollywood Trenz is a Delaware corporation. It was initially known as Dimension Capital, Inc. ("Dimension"), and existed as a publicly traded shell corporation. In 1993, Dimension acquired all of the stock of Interstate Finance and Trust Co. ("Interstate"), a private company owned and operated by Edward Showalter. In the acquisition by Dimension, Showalter obtained control of a publicly traded entity through a transaction that did not have to withstand scrutiny by the SEC or underwriters' counsel, a process he would not likely have withstood given his background. Showalter then changed the name of Dimension to Hollywood Trenz.

         5. Defendant Showalter is the Chairman of the Board of Directors, President and CEO of Hollywood Trenz. He is also a convicted felon (grand theft), a tax cheat, and a check kiter who declared personal bankruptcy in 1990 to avoid paying legal judgements against him.

         6. Defendant Robert Burton ("Burton") is Vice Chairman of the Board, Chief Operating Officer and Secretary of the Company. Formerly a partner in the Ohio law firm of Squire, Sanders & Dempsey, Burton was induced by Showalter to participate both as an investor and as part of the management of Hollywood Trenz. Burton has lost over $400,000, including his retirement savings, as a result of his relationship with Showalter, and he has apparently determined that he is now in too deep and his only hope of recouping his money is to aid and abet Showalter. He has actively and knowingly assisted Showalter in his illegal schemes to issue stock.

         7. Defendant Gregory Smith ("Smith") is a director of the company and also owns a separate company involved in aircraft charters. Smith has actively participated with Showalter and Burton to authorize corporate waste, gross mismanagement, and fraud.

                            SHOWALTER'S BACKGROUND
                            ----------------------

         8. Showalter's entreprenuerial career began with his formation of America's Favorite Clothing, a garment company. It failed in the mid 1980's and would be unremarkable except for one fact: Showalter ceased business without paying his creditors. One of them sued him for over $200,000. Facing criminal charges for his conduct, Showalter pled no contest to grand theft and was placed on a 15-year probationary term and ordered to make restitution. Showalter has never disclosed his conviction for grand theft in any public filings with the SEC relating to Hollywood Trenz, despite having a legal obligation under applicable SEC rules and regulations to make such disclosure.

         9. Also not disclosed to the SEC -- or the investing public -- was the fact that as a consequence of numerous bad business deals, Showalter was so deeply in debt that in 1990 he declared personal bankruptcy. As a director of a publicly traded company, Showalter is required to disclose in appropriate SEC filings the fact of his personal bankruptcy.

         10. Each of the above factors -- all certainly relevant to any investor considering whether to entrust his money to a business controlled by Showalter -- were concealed from the SEC, which is presumably one reason the SEC has launched an investigation into Showalter's activities at Hollywood Trenz.

                    HOLLYWOOD TRENZ -- BUSINESS BACKGROUND
                    --------------------------------------

         11. Hollywood Trenz began as a T-shirt and memorabilia store in Sarasota, Florida. This effort has since closed down completely with, predictably, a judgment by creditors against Showalter for $81,682.
Nonetheless, Showalter has been successful in actively promoting Hollywood Trenz as a company that will establish family theme parks to include arcades, laser tag, a toddler's play area, a retail store and theme restaurant. To date, despite issuing millions of shares of stock and raising millions of dollars from investors, development of this idea consists of little more than one shell in a strip shopping center in Phoenix, Arizona.

         12. As Showalter began to raise capital for his scheme, he announced that he would open theme parks in Denver and Phoenix. After spending $1.2 million on the Denver effort, Showalter has abandoned it while failing to pay the landlord even the security deposit on the land. At the Phoenix site, there have been some site improvements which have also been abandoned with, again, lawsuits and mechanic's liens in their wake. The company is functionally bankrupt and is being propped up financially only by Showalter's continued fraudulent stock sales to the public.

                              SHOWALTER'S SCHEME
                              ------------------

         13. As described above, the method by which Showalter came to control a publicly traded corporation enabled him to avoid an initial public offering with the attendant review by the SEC and due diligence investigations by underwriters' counsel. By simply merging with an existing publicly traded company, Showalter was able to begin marketing his scheme to the public through the public entity, renamed Hollywood Trenz.

         14. Whether the concept marketed by Showalter would have succeeded under different managers remains unresolved. It is clear enough, however, that under Showalter's tutelage, Hollywood Trenz has been an unmitigated disaster for all but Showalter. Shareholders have seen the value of their investment drop like a stone from $17.00 per share in April of 1994 to $.14 currently due to mismanagement and fraudulent dilution of the stock. Creditors, contractors, vendors and former employees all are in some form of litigation with the company. Showalter, meanwhile, routinely rides in limousines, rented Lear jets charged to the Company by Director Greg Smith and resides in an $800,000 house in Florida, all financed for his benefit by the Company with funds derived from the fraudulent registration and sales of stock.

         15.     Publicly traded companies such as Hollywood Trenz are
permitted to register securities that are offered to employees on SEC Form S-8. Under SEC rules applicable to Form S-8 registrations, the term "employee" includes independent contractors working under a written contract. Unlike other registrations, a Form S-8 registration statement is not reviewed by the SEC and is effective immediately upon filing. The issuer -- which must be a publicly trading entity already subject to SEC filing requirements -- benefits from the streamlined registration process while the recipient of the stock benefits from the fact that the stock is freely tradeable and thus can be reduced to cash by a sale on the open market. The use of Form S-8 is restricted by law in one respect explicitly: it may not be used by an issuer to raise capital.
            ------------------------------------------------

         16. Unfortunately, the Form S-8 procedure affords an opening for the unscrupulous. Shares can be registered using Form S-8 and issued to a willing independent contractor/employee/co-conspirator who never performs the services that were to be rendered, keeps only a fraction of the shares for him/herself and "kicks back" the remainder to the issuer or his nominee. The nominee then sells the shares in the public market and turns the proceeds over to the issuer or to insiders for their personal benefit.

         17. This is precisely the scheme that Showalter has hit upon. Since October of 1993, Showalter has been to the well of Form S-8 no less than 12 times, causing Hollywood Trenz to issue over 17 million shares of stock to purported "consultants," many of whom never performed services .

         18. The scheme has been outlined in some detail by Timothy Brannon ("Brannon"), a former Hollywood Trenz insider who has come forward to explain the fraudulent activity to the SEC and others in his affidavit filed on June 6, 1996 in this case.

         19. Brannon was initially hired by Showalter to be a manager. Shortly after his hiring, however, and on four subsequent occasions, Brannon was asked directly by Showalter to sign overlapping consulting agreements with Hollywood Trenz for millions of shares of Hollywood Trenz stock. Brannon was told by Showalter and Burton that he was signing for large blocks of stock to be registered on Form S-8 but that only a tiny fraction of the stock would actually go to him for his personal benefit. Showalter would cause the rest to be issued in the name of various other individuals and entities. Thereafter, with the assistance of Brannon, Showalter would find persons to buy the stock at a discount from the current market price. In other instances, Showalter simply had stock issued to his personal creditors, who could then sell the stock on the open market to satisfy Showalter's obligations to them.

         20. For example, based on his personal experience and conversations with Showalter, Brannon has testified under oath that:

         shares are being issued as a result of the S-8 offerings to individuals and/or entities who have not been the bona fide provider of services to the Company. I believe that Mr. Showalter has continued to use the Form S-8 to register shares of Hollywood Trenz which are then transferred to individuals or entities with whom he has a close personal relationship and who have an arrangement with him to let him participate in the proceeds received by the subsequent sale of the stock. I know that shares registered to Euro International Designs [Showalter's wife's company] have then been issued to companies who have helped Showalter with personal services such as secure financing for his personal residence. I am specifically aware that 300,000 shares registered in the name of his wife's company were then transferred to Stevco Inc. in December, 1995 in exchange for personal services rendered to Showalter.


         21. Although the stock registered on Form S-8 was ostensibly for issuance over a period of time as services were rendered under consulting agreements, the fact is that in each instance all of the stock was issued almost immediately upon the filing of the applicable Form S-8.

         22. Brannon has personal knowledge that at least one so-called "consultant" in fact performed minimal services for Hollywood Trenz, but nonetheless received several large blocks of stock. That consultant was Showalter's wife, Tracey Braime, doing business as Euro-International Designs. During Brannon's employment with Hollywood Trenz, Showalter's wife admitted to Brannon that she had performed minimal services for Hollywood Trenz.

         23. Support for Tracey Braime's comment to Brannon can be found in the fact that the contracts she signed with the company are almost patently a sham. She has signed three separate overlapping consulting agreements with the company to design some of the interior decor of the Phoenix entertainment center, consisting of movie memorabilia. The market price of the stock she was to receive under the contracts had a combined value of some $1.4 million. Braime is a full time college student, majoring in drama.

         24. Braime had already contracted to perform interior decorating under contract with the company for three years for a fee/stock equivalent of $960,000 when, without any additional consideration, the company fortuitously signed another three-year contract with Braime to perform exactly the same service, this time for a fee/stock equivalent of $190,000. Braime received yet a third three-year contract only one month later, again agreeing to perform exactly the same services, this time for a fee/stock equivalent of $216,000.

         25. Whatever else can be said about Tracey Braime, it is simply not possible that a responsible Board, acting within the scope of its fiduciary responsibilities, could have hired a 24-year-old drama student, who is the wife of the CEO, to be paid well over a million dollars to do decorating.

                        SHOWALTER FRAUDULENTLY LAUNDERS
                       HIS FRAUDULENTLY REGISTERED STOCK
                       ---------------------------------

         26. Once Showalter has slipped past the SEC by impermissibly registering stock pursuant to a Form S-8 that he actually plans to use to finance ongoing operations, he still has to bring the stock to market. Since no underwriter would even consider underwriting a Showalter stock offering, he has no legal means to move the stock to an unsuspecting public. Undaunted, Showalter has yet another scheme to move the stock into the market.

         27. Showalter directs his "consultants," the recipients of the stock, to direct, in turn, transfers to various nominees of Showalter who own brokerage accounts. In the case of Euro-International Designs, for example, his wife owns an account at D.E. Frey in Denver, Colorado. This account has by far been the one used most often.

         28. The "consultant" is instructed by Showalter to direct the transfer agent to transfer the shares. The transfer could be directed anywhere -- to a creditor, a potential investor, a promoter, a personal creditor of Showalter, Showalter's personal accounts or the brokerage of account of Showalter's wife. In many such cases, the recipient of the transferred shares then places the shares in the transferee's brokerage account and lodges "sell" orders on the stock, resulting in cash proceeds to the transferee. Once the proceeds are reduced to cash, Showalter is free to make whatever use of the money he wishes without accountability to the corporation.

                    USING FRAUDULENTLY REGISTERED STOCK TO
                    FINANCE PERSONAL AND CORPORATE BUSINESS
                    ---------------------------------------

         29. Showalter has no source of income beyond what he makes in connection with his activities with HTZI yet his lifestyle would make a Fortune 500 corporate president jealous. He owns an $800,000 home in Florida, sleeps in only the best hotels when he travels, uses private jets, rides in limousines and routinely dines in four star restaurants. Spencer Finseth, a construction project manager lured to work for Showalter, reports that even as a single man he could not keep up with Showalter's pace of late night partying and estimates that it was routine for Showalter to go through at least $1,000 per day in spending money alone. All of that money came from investors who thought they were capitalizing an up-and-coming business. Not only that: approximately three quarters of all issued and outstanding shares of stock of HTZI was registered using the Form S-8 scheme.

         30. Each of the Form S-8 registration statements was signed by all three directors of the Company. Each director was obligated to exercise due diligence in connection with the execution and filing of the Form S-8 registration statements to assure that such registration statements were truthful and contained no materially false or misleading information. Each director had knowledge of the fraudulent scheme for which the registration statements were filed, knowledge that each purported consulting agreement was a sham, and knowledge that the stock being registered would be issued to persons other than the purported consultants with no valid consideration being paid to the Company.

                 THE THREAT OF IMMEDIATE AND IRREPARABLE HARM
                 --------------------------------------------

         A.  Showalter's violation of securities laws.

         31. It is difficult to assess just how deep a hole Showalter has dug for the company. The fraudulent registrations and fraudulent sales of stock are only part of the total picture of liabilities likely to emerge from a full understanding of Showalter's manipulation of this company. It thus makes little sense to leave the corporation -- on whose behalf this suit is brought -- to successive damage suits against the directors when their stated intent is to continue to break the law.

    32. Showalter has exposed the corporation to liability from the SEC for fraudulent registration of the stock. His practice of floating shares into the market through secret brokerage accounts of accomplices also subjects the corporation to potentially enormous liabilities under Section 10(b) and Regulation 10b-5 and various other provisions of both the Securities Act of 1933 and the Securities Exchange Act of 1934. Such exposure constitutes irreparable harm to the company.

     B.  The availability of money damages is doubtful.

    33. Defendant Showalter has limited, if any, resources to pay the kind of monetary damages he has caused in this case. Defendant Burton, a prestigious attorney at one time, has been broken on the wheel of Showalter's connivances and has lost his entire financial nest egg. Each of them is liable for breaches of their duties of loyalty to the shareholders under Delaware law and for violation of the federal securities laws, yet is without means to pay a substantial money damages award.

    34. Defendant Greg Smith, while a man of more substantial means than the others, has also often been absent from important decisions that breach fiduciary duties. Plaintiff is comfortable with his allegations of liability against this defendant but is realistic that the probability of a holding of liability on his part so as to give rise to substantial money damages is less than for the other defendants.

    C.      Without an injunction, the Court
            will be unable to fashion a remedy on
            behalf of the corporation.

    35. There can be no serious doubt about defendants' current plans for raising capital if they are not enjoined: they will continue to register shares fraudulently and sell them to the public fraudulently.

    36. If defendants are not enjoined, the shares offered to the public will, most assuredly, enter the market and become indistinguishable from legitimately issued shares. Once this occurs, it will be quite impossible for this Court to rescind the issuances or "unscramble the eggs." In addition, bona fide purchasers for value will have no notice that Showalter is selling stock fraudulently.

    D. Apart from the securities laws, defendants have violated the Delaware General
            Corporation Law and intend to do so again.

    37. Defendants stated intent to continue to capitalize the company by the use of the consulting agreements registered with the SEC requires that the Court consider the consulting agreements themselves. These agreements, dubious on their face and by their frequency, are deeply suspect in light of the description of Showalter's scheme supplied by Tim Brannon.

    38. To the extent these consulting agreements authorize the receipt of stock prior to the rendition of services, they violate both the Delaware General Corporation Law and the Delaware Constitution.

    39. To the extent that these agreements grant to the consultant shares of stock that bear no relationship to the services actually rendered, they also violate the Delaware General Corporation Law.

    E.      Issuance of large blocks of stock for
            little or no consideration violates
            the rights of existing shareholders.

    40. The Company and all bona fide stockholders of the Company, including plaintiff, have been and will continue to be injured by the impermissible issuance of massive amounts of stock for no consideration, the effect of which is the material dilution of the value of the Company's stock.

    41. Stockholders of Hollywood Trenz, including plaintiff, have been and will be further injured by the immediate and substantial dilution in the voting power of their stock each time that Showalter succeeds in issuing stock for no or completely inadequate consideration.

    42.     Plaintiff has no adequate remedy at law.

                             DERIVATIVE ALLEGATIONS
                             ----------------------

    43. Plaintiff brings Counts I, III, IV, V and VI derivatively on behalf of Hollywood Trenz pursuant to Chancery Court Rule 23.1 and 8 Del. C. (S)327.

    44. Plaintiff is and at all times relevant to the matters complained of herein has been a stockholder of the Company.

    45. With respect to causes of action that may be derivative in nature, plaintiff has made no demand on the board of directors.

    46. Demand on the board of directors would be futile and therefore is excused because all members of the board of directors are active participants in and have personally benefitted from the acts alleged in this First Amended Complaint.

    47. The acts complained of herein constitute waste of corporate assets and were not the product of an exercise of good faith business judgment by the board of directors of Hollywood Trenz.

                      Count I. Breach of Fiduciary Duties
                      ------------------------------------

    48.     Paragraphs 1 through 47 are incorporated herein by reference.

    49. As directors, each defendant owed to plaintiff a duty of care with respect his position as manager of the affairs of the company. Defendants have breached their duty of care by:

             (a) failing to investigate the appropriateness of naming Showalter CEO and president of the company in light of his criminal history, bankruptcy, and gross mismanagement;

             (b) failing to investigate the legality of registering stock for resale by using SEC Form S-8;

             (c) causing the company to violate the federal securities laws by:

                 (1) filing incomplete disclosure information with respect to Showalter and the company's financial condition,

                 (2) filing Form S-8 registration statements containing false and misleading consulting agreements, and

                 (3) permitting Showalter to sell stock through the secret use of brokerage accounts in the names of others;

             (d) failing to ensure that the accounting practices of the corporation would prevent conduct such as Showalter's writing checks on insufficient funds;

             (e) failing to hold board of directors meetings or annual meetings of stockholders;

             (f) failing to review the consulting agreements to ensure that the corporation in fact received the services provided therein prior to the issuance of the stock consideration;

             (g) failing to ensure that the corporation received fair consideration for the stock that it was issuing in return for the consulting agreements; and

             (h) failing to demand an accounting of the proceeds of the sale of the stock registered by Form S-8.

   50. The directors owed to the shareholders a duty of loyalty. Defendants have breached their duty of loyalty by:

             (a) offering company stock for sale to the public and retaining for themselves and not for the company some or, occasionally, all, of the proceeds from such sale;

             (b) causing the corporation to enter into written consulting agreements with Showalter's wife's company under circumstances in which she was neither qualified to render the services nor able to render them even if qualified,

             (c) causing the corporation to pay, impermissibly, Showalter's personal living and entertainment expenses; and

             (d) converting assets of the corporation to their personal use.

   51. The directors owed to the shareholders a duty of oversight of the officers and management of the company. Defendants failed to oversee the books and records of the company or the behavior of its officers, including bouncing checks, breaking promises and ignoring legal obligations of the company. To the extent that defendants ignored or remained unaware of these facts, defendants have breached their duty of oversight.

                  Count II. Unlawful Dilution of Voting Power
                  -------------------------------------------

    52.     Paragraphs 1 through 51 are incorporated herein by reference.

    53. The conduct described above has unlawfully diluted the individual voting rights of plaintiff in that shares of stock of the Company have been fraudulently issued for no consideration to the Company.

               Count III. Issuance of Stock Without Consideration
              ---------------------------------------------------

    54.     Paragraphs 1 through 53 are incorporated herein by reference.

    55. The issuance of stock to the "consultants" as set forth above is without consideration, or with consideration so far below its real value to the corporation as to constitute fraud, in violation of both the Constitution of the State of Delaware and Section 152 of the General Corporation Law, 8 Del. C. 152.
                                                                    -------

    56. Such illegal issuance of stock inflicts direct harm on the plaintiff by fraudulently diluting plaintiff's voting power and direct harm on the company and its stockholders by diluting the value of the company's stock and artificially depressing the market for the stock.

                 Count IV. Violation of Federal Securities Laws
                 ----------------------------------------------

    57.     Paragraphs 1 through 56 are incorporated herein by reference.

    58. The abusive and fraudulent manipulation of SEC Form S-8 and the open market manipulation by secretly offering newly issued stock through the brokerage accounts of confederates violates multiple provisions of the Securities Act of 1933 and The Securities Exchange Act of 1934 and rules and regulations promulgated thereunder. Such conduct jeopardizes the company's ability to raise capital and materially threatens its continued corporate existence.

                          Count V. Unlawful Conversion
                         -----------------------------

    59.     Paragraphs 1 through 58 are incorporated herein by reference.

    60. Upon information and belief, Showalter has used substantial sums of the money raised through the illegal sale of stock to finance directly or indirectly his personal style of living and otherwise to benefit personally members of the board of directors and not for any proper corporate purposes. Such conversion has been accomplished, upon information and belief, with the knowledge and assent of all of the individual defendants.

                       Count VI. Waste of Corporate Assets
                       -----------------------------------

    61.     Paragraphs 1 through 60 are incorporated herein by reference.

    62. The stock of the company is one of the few assets it has. Defendants have wasted that asset by offering stock to others for substantially less than its fair value.

    WHEREFORE, plaintiff prays that this Court:

       a. exercise its powers to temporarily, preliminarily, and permanently enjoin Hollywood Trenz, the individual defendants, and their respective employees, agents, attorneys and all other persons acting in concert with them from issuing any stock pending the convening of an annual meeting for the purpose of electing directors, and

       b. grant such other relief as the Court may deem appropriate under the circumstances.

                               Respectfully submitted,

                               SMITH, KATZENSTEIN & FURLOW



                               --------------------------------------------
                               Craig B. Smith               I.D. # 472
                               Charles E. Butler            I.D. #2349
                               Anne E. Bookout              I.D. #2273
                               The Corporate Plaza, 7th Floor
                               800 Delaware Avenue
                               P.O. Box 410
                               Wilmington, DE  19899
                               (302) 652-8400


OF COUNSEL:
-----------

Victor L. Zimmermann, Jr.
O'Rourke O'Hanlan & Zimmermann
27 Pine Street
New Canaan, CT 06840
(203) 966-6664


Dated: June 26, 1996